UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

EA Series Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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20 Greenway Plaza, Suite 450 Houston, Texas 77046

Dear Valued Shareholder,

Thank you for being an investor in the Omni Tax-Managed Small-Cap Value Fund. You are a significant shareholder, and your proxy vote is critical. You were recently sent proxy materials for the upcoming Special Meeting of Shareholders scheduled for February 15, 2023. If you have not yet cast your important proxy vote, please do so today. A copy of your proxy card is enclosed.

Omni Tax-Managed Small-Cap Value Fund

EA Bridgeway Omni Small-Cap Value ETF

As discussed in more detail in the Combined Proxy Statement and Prospectus previously sent to you, shareholders are being asked to consider and vote to approve an Agreement and Plan of Reorganization to reorganize your existing Fund into the EA Bridgeway Omni Small-Cap Value ETF. The Board is recommending that shareholders vote “FOR” the proposals.

For more information, please refer to the proxy statement, which can be found at:

https://vote.proxyonline.com/bridgeway/docs/botsx2022.pdf

If you have any proxy-related questions, or would like to cast your proxy vote by phone, please call 1-866-828-6951 for assistance. Representatives are available Monday through Friday 8 a.m. to 9 p.m. Central time.

We very much appreciate your attention to this matter. Please help us by casting your vote today.

Sincerely,

Tammira Philippe President, Bridgeway Funds, Inc.

How do I vote?

There are four convenient methods for casting your important proxy vote:

1.  Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll- free 1-866-828-6951. Representatives are available Monday through Friday 8 a.m. to 9 p.m. Central time.

2.  Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.  Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

NOBO/Reg

20 Greenway Plaza, Suite 450 Houston, Texas 77046

Dear Valued Shareholder,

Thank you for being an investor in the Omni Tax-Managed Small-Cap Value Fund. You are a significant shareholder, and your proxy vote is critical. You were recently sent proxy materials for the upcoming Special Meeting of Shareholders scheduled for February 15, 2023. If you have not yet cast your important proxy vote, please do so today. A copy of your proxy card is enclosed.

Omni Tax-Managed Small-Cap Value Fund

EA Bridgeway Omni Small-Cap Value ETF

As discussed in more detail in the Combined Proxy Statement and Prospectus previously sent to you, shareholders are being asked to consider and vote to approve an Agreement and Plan of Reorganization to reorganize your existing Fund into the EA Bridgeway Omni Small-Cap Value ETF. The Board is recommending that shareholders vote “FOR” the proposals.

For more information, please refer to the proxy statement, which can be found at:

https://vote.proxyonline.com/bridgeway/docs/botsx2022.pdf

If you have any proxy-related questions, please call 1-866-828-6951 for assistance. Representatives are available Monday through Friday 8 a.m. to 9 p.m. Central time.

We very much appreciate your attention to this matter. Please help us by casting your vote today.

Sincerely,

Tammira Philippe President, Bridgeway Funds, Inc.

How do I vote?

There are three convenient methods for casting your important proxy vote:

1.  Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.  Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

OBO